Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 333-153459, 333-133563, 333-101893 and 333-44696) of GulfMark Offshore, Inc. and in the related Prospectus of our report dated February 27, 2009, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Amended and Restated 1993 Non-Employee Director Stock Option Plan, and Non-Employee Director Stock Option Plan (No. 333-33719), the GulfMark Offshore, Inc. Employee Stock Purchase Plan (No. 333-84110), the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (Nos. 333-57294 and 333-144183), and the GulfMark Offshore, Inc. 2005 Non-Employee Director Share Incentive Plan (No. 333-143258) of our report dated February 27, 2009, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

UHY LLP
/S/ UHY LLP
Houston, Texas
February 27, 2009